                                                                     EXHIBIT 2.1


                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT


         This BRANCH PURCHASE AND ASSUMPTION AGREEMENT (the "Agreement"), dated as of the 20th day of July, 2005, is made and entered into by and between OLD NATIONAL BANK, a national banking association having its principal office in Evansville, Indiana (the "Seller"), and GREENE COUNTY BANK, a Tennessee state bank having its principal office in Greeneville, Tennessee (the "Purchaser").

                                   WITNESSETH:

         WHEREAS, the Seller conducts banking and other related activities at five branch banking offices in Montgomery County, Tennessee; and

         WHEREAS, the Seller desires to sell certain loans and other assets and assign certain deposit and other liabilities and obligations attributed to such branch banking office to the Purchaser, and the Purchaser desires to purchase such loans and assets and assume such liabilities and obligations upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties and mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

             PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES; PAYMENT


         1.1 Identification of Branch. The Seller presently owns and operates five branch banking offices (the "Branches") at the following locations:

         25 Jefferson Street, Clarksville, TN (Main Office);
         1805 Madison Street, Clarksville, TN (Hilldale Branch);
         2786 Wilma Rudolph Blvd., Clarksville, TN (St. Bethlehem Branch); 111 Cunningham Lane, Clarksville, TN (Cunningham Branch); and
         599 Firestation Road, Clarksville, TN (Sango Branch).

         The Branches are the only branch banking offices of the Seller which are the subject of this Agreement. The Seller hereby conveys the Branches to the Purchaser through the sale to the Purchaser of certain Assets (as hereinafter defined) and the assumption by the Purchaser of certain Assumed Liabilities (as hereinafter defined).

         1.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") shall occur at such time and on such date as may be mutually agreed to by the parties (the "Closing Date"), provided that both parties shall use their reasonable efforts to close such transactions on or before October 7, 2005. The Closing shall be held at the offices of Bass, Berry & Sims PLC, 315 Deaderick Street, Suite 2700, Nashville, Tennessee 37238 or at such other location as may be mutually agreed to by the parties.

         1.3 Purchase of Assets. Subject to Section 1.4 hereof and the other terms and conditions of this Agreement, the Seller hereby agrees to sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser agrees to purchase, accept and receive from the Seller, on the Closing Date the following assets, properties and rights free and clear of all security interests, liens, mortgages and encumbrances, except for the security interests, liens, mortgages and encumbrances that are in favor of the Seller with respect to the Loans (as hereinafter defined) or that arise under applicable law and except for the matters disclosed in Section 3.5(a) hereof with respect to the Real Property (collectively, the "Assets"):

                  (a) all loans at their respective outstanding principal amounts plus all accrued but unpaid interest and fees thereon and related unamortized origination costs or fees attributed to the Branches as of the close of business on the day immediately preceding the Closing Date, together with all security interests, liens, mortgages, guaranties and collateral related thereto, but excluding all loan loss reserves related thereto, all of such loans as of July 18, 2005, being listed on Exhibit 1.3(a) hereto (which Exhibit shall be updated to reflect new loans made and loans paid off between the date of this Agreement and the Closing
                           Date), and delivered to the Purchaser at the Closing (collectively, the "Loans"), provided, however, that the Loans shall not include any loans described in
                           Section 1.4 hereof;

                  (b) (i) all customer files relating to the Loans and the Deposit Liabilities (as hereinafter defined), (ii) all promissory notes, loan agreements, security agreements, mortgages, guaranties and other loan documents relating to the Loans, (iii) all signature cards, account agreements and other deposit account documents relating to the Deposit Liabilities, (iv) all contracts and rental agreements relating to the Seller's safe deposit box business at the Branches, and (v) such other files, records, documents and instruments as are set forth on Exhibit 1.3(b) hereto;

                  (c) all overdrafts associated with all Deposit Liabilities assumed by the Purchaser under Section
                           1.5 hereof;

                  (d) all fee simple right, title and interest in and to the real property on which the Branches' activities are conducted, the legal description of which is set forth on Exhibit 1.3(d) hereto, and the buildings, improvements and fixtures situated thereon together with all assignable real property rights and appurtenances pertaining thereto (collectively, the "Real Property");

                  (e) all assignable leases affecting the Branches, including all leases of real property, all equipment leases for equipment located in the Branches, and

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                           all assignable operating contracts associated with
                           the Branches (excluding any master contracts which cover other branches of the Seller), all of which leases, equipment leases, and operating contracts are listed on Exhibit 1.3(e);

                  (f) all rights, title and interest in and to all personal property, furniture, fixtures, equipment, leasehold improvements, ATM machines, and other tangible personal property located at the Real Property and owned by the Seller and used at the Branches, as listed on Exhibit 1.3(f) hereto (collectively, the "Fixed Assets"), together with any manufacturer's warranties thereon which are in effect on the Closing Date and which are assignable to the Purchaser;

                  (g) all petty, teller, ATM and vault cash maintained at the Branches as of the close of business on the Closing Date, the exact amounts of which will be certified by the Seller as of the Closing Date;

                  (h) all rights to the extent assignable in, to and under any vendor single interest insurance or other insurance on collateral transferred to the Purchaser with the Loans, except with respect to such policies issued through Central Life Insurance Company;

                  (i) subject to Section 1.7 hereof, all safe deposit contracts and rental agreements for the safe deposit boxes located at the Branches;

                  (j) the local telephone and fax numbers associated specifically with the Branches;

                  (k) all securities brokerage accounts maintained by the Seller or any of its affiliates or any brokerage company with which Seller or its affiliates have a relationship for any customer attributed to any of the Branches;

                  (l) all rights of the Seller or any of its affiliates to solicit and service, and all relationships of the Seller or any of its affiliates with, any and all customers of the Branches in connection with, annuities, securities and investment products, including, without limitation, all rights of the Seller or any of its affiliates to receive income, premiums, fees or commissions relating to annuities, securities or investment products or portfolio or investment management services or activities following the Closing Date by the Seller or any of its affiliates to customers attributed to the Branches; and

                  (m) all merchant services accounts associated with Deposit Liabilities assumed by the Purchaser under
                           Section 1.5 hereof.



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

The Purchaser hereby understands and agrees that it is purchasing only the Assets and assuming only the Assumed Liabilities (as hereinafter defined) specifically identified in this Agreement and, except as may be expressly provided for in this Agreement, the Purchaser has no interest in or right to (y) any customers of any affiliate of the Seller and (z) any relationship which the Seller may have with any customer of any other office or branch of the Seller, including, without limitation, any trust or insurance relationship or any other service (other than loan, deposit, brokerage, investment or safe deposit services) of the Seller or any of its affiliates or of any other office or branch of the Seller which may be related to the Deposit Liabilities or the Loans. No right to the use of any sign, trade mark, trade name, service mark or corporate name of Seller, or any of its affiliates, is being sold hereunder.

         1.4 Excluded Assets. All assets, properties and rights of the Seller not expressly included in the Assets are excluded from the transactions contemplated by this Agreement, including, without limitation, the following (collectively, the "Excluded Assets"):

                  (a) all trade marks, service marks, trade names, corporate names (including, without limitation, the names "Old National", "Old National Bancorp" and "Old National Bank"), copyrights, medallion program stamps, signs, logos, URLs, domain names (and associated e-mail addresses), Internet web sites, proprietary information, stationery, forms, labels, shipping materials, brochures, advertising and marketing materials and other similar property or rights owned by, relating to or referencing the Seller or any of its affiliates;

                  (b) the following loans attributed to the Branches as of the close of business on the day immediately preceding the Closing Date shall not be sold to the Purchaser pursuant to this Agreement:

                           (i) all loans with respect to which on the close of business on the day immediately preceding the Closing Date (A) the collateral securing the loan has been repossessed by the Seller,
                                    (B) the security interest in the collateral securing the loan has not been perfected, or
                                    (C) collection efforts have been instituted or delivery or foreclosure proceedings have been filed;

                           (ii) all loans attributed to the Branches as of the close of business on the day immediately preceding the Closing Date which are recorded on the Seller's books and records as non-accrual or which have principal or interest that is sixty (60) days or more past due; and

                           (iii) all loans attributed to the Branches as of the close of business on the day immediately preceding the Closing Date with respect to which the borrower has filed a petition for relief under the United States Bankruptcy Code prior to the Closing Date;

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

                  (c) all rights of the Seller or any of its affiliates to solicit and service, and all relationships of the Seller or any of its affiliates with, any and all customers of the Seller (whether or not attributed to the Branches) in connection with, insurance products or policies, including, without limitation, all rights of the Seller or any of its affiliates to receive income, premiums, fees or commissions relating to insurance products or policies prior to or following the Closing Date by the Seller or any of its affiliates to customers attributed to the Branches;

                  (d) all rights of the Seller or any of its affiliates to solicit and service, and all relationships of the Seller or any of its affiliates with, any and all customers of the Seller (whether or not attributed to the Branches) in connection with, trusts, fiduciary services or activities or related portfolio or investment management services or activities, including, without limitation, all rights of the Seller or any of its affiliates to receive income, premiums, fees or commissions relating to trusts, fiduciary services or activities prior to or following the Closing Date from any customers attributable to the Branches;

                  (e) all routing numbers of the Seller used in connection with the Deposit Liabilities or the Branches;

                  (f) all computer, networking and data processing equipment, hardware and software located at or utilized by the Branches, including, without limitation, servers, workstations, personal computers, CRTs, printers, routers, modems, network hubs, data storage media, operating systems, local area networks, custom software and off-the-shelf software;

                  (g) all telephone systems leased by or located at the Branches, as identified on Exhibit 1.4(h) hereto;

                  (h) all records of the Seller, except as expressly provided in Section 1.3(b) of this Agreement;

                  (i) all precious metals maintained in the vaults of any of the Branches;

                  (j) all other assets, properties and rights of the Seller or any of its affiliates relating to, located at, attributed to or used at branches, facilities or locations of the Seller or any of its affiliates other than the Branches; and

                  (k) all stock and assets used in or useful in the operations of Central Life Insurance Company, including any insurance policies issued by Central Life Insurance Company and any right to receive the premiums associated with those insurance polices.

                                       5
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         1.5 Assumption of Liabilities. The Purchaser hereby agrees, subject to
Section 1.6 hereof and the other terms and conditions of this Agreement, that on and after the Closing Date it shall assume and fully and timely perform, discharge and pay, in accordance with their respective terms, all of the liabilities and obligations of the Seller relating to:

                  (a) the deposit accounts attributed to the Branches as of the close of business on the day immediately preceding the Closing Date (including, without limitation, all checking, savings, certificate of deposit, individual retirement, Keogh, money market, time deposit, repurchase agreements and sweep accounts; provided, however, that it shall not include those certain swap account listed on Exhibit 1.5(a)(i) hereto) together with all accrued interest relating to such deposit accounts, such deposit accounts as of July 18, 2005, being listed on Exhibit 1.5(a)(ii) hereto (which Exhibit shall be updated to reflect new deposits made and deposits withdrawn or paid between the date of this Agreement and the Closing Date) and shall be delivered to the Purchaser at the Closing (collectively, the "Deposit Liabilities");

                  (b)      the Loans;

                  (c) all obligations relating to all escrow funds and dealer reserves under the Loans listed on Exhibit 1.5(d);

                  (d) the leases, equipment leases and operating contracts listed on Exhibit 1.3(e);

                  (e) all safe deposit boxes and all rental agreements and contracts for the safe deposit boxes located at the Branches as of the Closing Date;

                  (f) the operation from and after the Closing Date of the Branches in the ordinary course of business, including, without limitation, the payment or provision of salary, compensation and employee benefits to the Employees (as hereinafter defined) arising from and after the Closing Date;

                  (g) the obligations of the Seller to pay the remaining two (2) installments each in the amount of Ten Thousand Dollars ($10,000.00) to the Economic Development Corporation of Clarksville, Tennessee; and

                  (h) all liabilities or obligations which are expressly identified elsewhere in this Agreement as being assumed, performed, discharged or paid by the Purchaser.

         The liabilities and obligations described in this Section 1.5 that the Purchaser hereby agrees to assume and fully and timely perform, discharge and pay are referred to collectively in this Agreement as the "Assumed Liabilities". On and after the Closing Date, the Seller shall



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have no duties, responsibilities, liabilities or obligations under or with respect to the Assumed Liabilities.

         1.6 Excluded Liabilities. All liabilities and obligations of the Seller not expressly included in the Assumed Liabilities are excluded from the transactions contemplated in this Agreement, including, without limitation, the following (collectively, the "Excluded Liabilities"):

                  (a) all deposit accounts attributed to the Branches as of the close of business on the day immediately preceding the Closing Date which are subject to any order, agreement or encumbrance (other than as reflected in the deposit agreement or certificate) that in any way restricts the payment of funds representing such account on the order of the depositor;

                  (b) all amounts and deposits held by the Seller as trustee, agent or similar relationship relating to trust accounts or to other customer relationships not being transferred pursuant to this Agreement;

                  (c) all liabilities associated with cashier's checks or other official bank checks and traveler's checks issued by the Seller at the Branches prior to the Closing Date; and

                  (d) any and all other liabilities and obligations of any kind or nature, whether actual, contingent, disclosed, undisclosed, known or unknown, of the Seller relating to the Branches that are not expressly included in the Assumed Liabilities.

         1.7      Safe Deposit Business.

                  (a) On and after the Closing Date, the Purchaser shall assume and fully and timely perform and discharge all of the Seller's obligations with respect to the Seller's safe deposit box business at the Branches in accordance with the terms and conditions of the contracts or rental agreements related to such safe deposit boxes.

                  (b) On the Closing Date, the Seller shall transfer the records related to such safe deposit box business to the Purchaser, and the Purchaser shall maintain and safeguard all such records and be responsible for granting proper access to and protecting the contents of the safe deposit boxes at the Branches.

                  (c) All safe deposit box rental payments collected by the Seller before the Closing Date for the respective current rental terms shall be prorated between the parties as of the Closing Date.

         1.8 Bills of Sale; Deeds; Assignments; Documentation of Assumption. On the Closing Date, the Seller shall deliver to the Purchaser such bills of sale, deeds, assignments and
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instruments of transfer, reasonably satisfactory in form and substance to the
Seller and the Purchaser, pursuant to which the Seller will transfer title to the Real Property by general warranty deed and all of its right, title and interest in and to the other Assets to the Purchaser. On the Closing Date, the Purchaser shall deliver to the Seller such undertakings and agreements, satisfactory in form and substance to the Seller and the Purchaser, pursuant to which the Purchaser shall assume and agree to fully and timely perform, discharge and pay, in accordance with their respective terms, all of the Assumed Liabilities.

         1.9 Assumption Subject to Certain Terms. The liabilities and obligations being assumed by the Purchaser pursuant to this Agreement shall be assumed subject to the terms and conditions of the lease, deposit, loan, security, mortgage and other written agreements relating thereto and all applicable laws, statutes, rules, regulations and other legal requirements.

         1.10 Payment. In consideration of the assumption by the Purchaser of the Assumed Liabilities, the Seller shall transfer the Assets to the Purchaser and shall pay the Purchaser by wire transfer of immediately available funds on the Closing Date an amount equal to the Deposit Liabilities determined in accordance with Section 1.5(a) hereof reduced by the sum of (a) the principal amount of the Loans, plus the accrued but unpaid interest and fees thereon and related unamortized origination costs or fees, but net of unearned income and excluding loan loss and general reserves related thereto, as shown on the books and records of the Seller as of the close of business on the day immediately preceding the Closing Date, (b) the net book value of the Real Property on Seller's books and records as of the close of business on the day immediately proceeding the Closing Date as computed in accordance with accounting principles generally accepted in the United States ("GAAP"), (c) the net book value of the Fixed Assets on Seller's books and records as of the close of business on the day immediately proceeding the Closing Date as computed in accordance with GAAP,
(d) the face amount of the teller, ATM and vault cash maintained at the Branches as of the Closing Date, determined in accordance with Section 1.3(g) hereof, (e) 8.5% of the Deposit Liabilities excluding the repurchase agreement liabilities,
(f) One Hundred Fifty Thousand Dollars ($150,000.00) for the transfer of the securities business contemplated by Sections 1.3(k), 1.3(l) and 3.26 hereof, and
(g) the net book value of the overdrafts associated with the Deposit Liabilities on Seller's books and records as of the close of business on the day immediately preceding the Closing Date as computed in accordance with GAAP, plus the accrued but unpaid fees related to such overdrafts, as shown on the books and records of the Seller as of the close of business on the day immediately preceding the Closing Date; and such payment formula shall be further adjusted in accordance with Section 1.11 hereof. In the event the preceding formula produces a negative number, the absolute value of such amount shall be paid by the Purchaser to the Seller by wire transfer of immediately available funds on the Closing Date, and the Seller shall have no obligation to make any payment hereunder to the Purchaser. The payment formula referred to above is for the sole purpose of determining the amount of cash transferable at the Closing Date and shall not constitute an allocation of the purchase price to any particular asset being transferred or liability being assumed pursuant hereto.



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         1.11 Pro-Rated Adjustment of Income and Expenses. All utility payments, real and personal property taxes and similar expenses and charges relating to the Real Property and the Fixed Assets, all Federal Deposit Insurance
Corporation ("FDIC") premiums and assessments and all other prepaid expenses relating to the operation of the Branches (but excluding any such prepaid expenses relating to the Excluded Assets or the Excluded Liabilities) shall be prorated between the parties as of the Closing Date on the basis of a 365-day year. To the extent any of such items has been prepaid by the Seller for a period extending beyond the Closing Date, there shall be a proportionate monetary adjustment in favor of the Seller and, to the extent due and payable after the Closing Date for a period prior to the Closing Date, there shall be a proportionate monetary adjustment in favor of the Purchaser. All taxes, utility payments and other expenses and charges relating to the Branches to the extent not prorated, which arise or are incurred, assessed or imposed on and after the Closing Date for the operation of the Branches after the Closing Date shall be paid by the Purchaser.

         1.12 Allocation of Purchase Price. The purchase price for the Assets being purchased and the Assumed Liabilities being assumed by the Purchaser pursuant to this Agreement shall be allocated on an allocation schedule to be agreed upon by the Purchaser and the Seller within thirty (30) days after the Closing Date. This allocation is intended to comply with the allocation method required by Section 1060 of the Internal Revenue Code of 1986, as amended. The Purchaser and the Seller shall cooperate to comply with all substantive and procedural requirements of Section 1060 and any regulations thereunder, and the allocation shall be adjusted if and to the extent necessary to comply with the requirements of Section 1060.

         1.13 Transfer Taxes and Recording Fees. The Purchaser shall pay all transfer and conveyance taxes and recording fees in connection with the transfer of the Assets (including the Real Property) to the Purchaser.

         1.14 Adjustments. It is understood by the parties hereto that the books and records of the Seller may not be complete as of the Closing Date and that certain assets and liabilities of the type constituting the Assets and the Assumed Liabilities may not have been included therein because (a) such Assets and Assumed Liabilities (i) were not posted on the Closing Date, or (ii) are carried in the Seller's suspense account; or (b) for other reasons, complete information with respect to the Assets and the Assumed Liabilities was not otherwise available. Within thirty (30) days after the Closing Date, the Seller and the Purchaser shall prepare a revised closing statement setting forth the payment required pursuant to Sections 1.10 and 1.11 of this Agreement taking into account, among other things, assets and liabilities of the type constituting the Assets and the Assumed Liabilities and the transactions occurring through the Closing Date and each shall afford the other and their accountants and attorneys the opportunity to review all work papers and documentation used in preparing the revised closing statement. Within ten (10) days after completion of the revised closing statement ("Adjustment Date"), the Purchaser shall pay to the Seller or the Seller shall pay to the Purchaser, as appropriate, the difference between the amount paid on the Closing Date and the amount required to be paid pursuant to the revised closing statement. In the event that a dispute arises as to the appropriate amounts to be paid to either party on the Adjustment Date, each party shall pay to the other on such Adjustment Date all amounts other than those as to which a dispute exists. Any disputed amounts retained by a party which are later found to be due to the other party shall be paid to such other party promptly upon resolution with interest thereon from the Adjustment Date to the date paid at the applicable Federal Funds Rate. In the event of such a dispute, either party may submit the matter to a firm of certified public accountants mutually agreeable to Seller and Purchaser (the "Mediator"), which shall determine such dispute in accordance with the terms and conditions of this Agreement within thirty (30) calendar days after the submission. The parties shall each pay one-half of the fees and expenses of the Mediator, except that the Mediator may assess each party for such amount of its fees and expenses as it determines equitable under the circumstances. The revised closing statement, as agreed upon by the parties and determined under this subsection, shall be final and binding upon the parties.


                                   ARTICLE II


                                 INDEMNIFICATION

         2.1 Seller's Indemnification of Purchaser. Subject to any limitations in this Section 2.1 through Section 2.4, Seller shall indemnify, hold harmless, and defend the Purchaser and each of Purchaser's, and its affiliates', directors, officers, employees, subsidiaries, affiliates, successors or assigns (together, the "Purchaser Indemnified Parties") from and against any costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, claims, losses, damages and assessments (each, a "Loss", collectively, "Losses") a Purchaser Indemnified Party incurs as a result of (a) any breach by Seller of any of its covenants or agreements contained herein occurring prior to the Effective Time or any of its covenants surviving the Closing, (b) any breach by Seller of any of its representations and warranties contained herein, or in any other certificate, document, writing or instrument delivered by Seller pursuant to this Agreement, (c) any Excluded Liabilities, and (d) Seller's operation of the Branches prior to the Closing.

         2.2 Purchaser's Indemnification of Seller. Purchaser shall indemnify, hold harmless, and defend Seller and its affiliates, and the officers, directors, employees, successors and assigns of any of them (together, the "Seller Indemnified Parties") from and against any Losses that a Seller Indemnified Party incurs as a result of (a) any breach by Purchaser of any of its covenants or agreements contained herein occurring prior to the Closing Date or any of its covenants surviving the Closing Date, (b) any breach by Purchaser of any of its representations and warranties contained herein or in any certificate, document, writing or instrument delivered by Purchaser pursuant to this Agreement, (c) any Assumed Liability; and (d) Purchaser's operation of the Branches occurring from and after the Closing Date.

         2.3      Claims for Indemnity.

                  (a) A claim for indemnity shall be made by the claiming party at any time prior to the one (1) year anniversary of the Closing Date by the giving of written notice thereof to the other party. Such written notice shall set forth in reasonable detail the basis upon which such claim for indemnity is made. In the event that any bona fide claim is made within such period,

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

                           the indemnity relating to such claim shall survive until such claim is resolved.

                  (b) If any person or entity not a party to this Agreement, including any governmental authority, shall make any demand or claim or file or make or threaten to file or make any lawsuit or other action or investigation, which demand, claim, lawsuit, action or investigation may result in any Loss to a party hereto of the kind for which such party may seek indemnification pursuant to Section 2.1 or
                           Section 2.2 hereof, such indemnified party shall notify the indemnifying party of such demand, claim or lawsuit within ten (10) business days of such demand, claim, filing, making or threat; provided, however, that any failure by the indemnified party to so notify the indemnifying party shall not relieve the indemnifying party from its obligations hereunder, except to the extent that the indemnified party is actually prejudiced by such failure to give such notice. Following receipt of notice of a demand, claim, lawsuit, action or investigation, the indemnifying party (or its designee) shall have the option, at its cost and expense, to assume the defense of such matter and to retain counsel (not reasonably objected to by the indemnified party) to defend any such demand, claim or lawsuit, and the indemnifying party shall not be liable to the indemnified party for any fees of other counsel or any other expenses (except as expressly provided to the contrary herein) with respect to the defense of such matter, other than reasonable fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party (or its designee) has not assumed the defense thereof; provided, however, that any indemnified party shall have the right to participate, at its own expense, with respect to such claim, demand, action or proceeding. In effecting the settlement of any such matter, the indemnifying party (or its designee), or the indemnified party, as the case may be, shall act in good faith, shall consult with the other party and shall enter into only such settlement as the other party shall consent in writing, such consent not to be unreasonably withheld or delayed. An indemnifying party (or its designee) shall not be liable for any settlement not made in accordance with the preceding sentence. Each party shall cooperate fully with the other party in connection with the defense of any such matter, and shall provide the other party with access to the properties, books and records and personnel of the Branches as the other party may deem appropriate in connection with the defense of such matter.

         2.4 Limitations on Indemnification. Except as otherwise set forth herein, Seller shall not be required to indemnify any Purchaser Indemnified Party, and Purchaser shall not be required to indemnify any Seller Indemnified Party, unless the aggregate amount of all Losses incurred by the Purchaser Indemnified Parties, in the aggregate, or Seller Indemnified Parties, in the aggregate, pursuant to Sections 2.1 or 2.2 (as the case may be), exceeds $25,000; provided, however, that no loss shall be deemed to have been sustained by any party to the extent of (i) any tax savings realized by such party with respect thereto, or (ii) any proceeds received or receivable by such party from any insurance policies with respect thereto. Once such aggregate amount of Losses incurred by the Purchaser Indemnified Parties, on the one hand, or Seller Indemnified Parties, on the other hand, exceeds $25,000, a Purchaser Indemnified Party or Seller Indemnified Party, as the case may be, shall thereupon be entitled to indemnification only for amounts in excess of such $25,000. The limitations contained in this section shall not apply to any claim of common law fraud or any claims for indemnification for Excluded Liabilities or Assumed Liabilities.


                                   ARTICLE III

                   CERTAIN AGREEMENTS OF PURCHASER AND SELLER


         3.1      Regulatory Approvals.

                  (a) The Purchaser, at its sole obligation and expense, shall, as soon as practicable following the date of this Agreement, but in no event later than August 8, 2005, prepare all applications, as required by applicable law, and file such applications with the appropriate federal and state regulatory authorities for approval to purchase the Assets and assume the Assumed Liabilities, to establish a branch at the location of the Branches and to effect in all other respects the transactions contemplated hereby (the "Governmental Approvals"). The Purchaser agrees to
                           (i) make draft copies of such applications (except for any confidential portions thereof) available to the Seller at least two (2) business days prior to the filing thereof, (ii) treat and pursue approval of the applications in a diligent manner and on a priority basis, (iii) request confidential treatment by the appropriate federal and state regulatory authorities of all information submitted in the applications entitled to confidential treatment, (iv) promptly provide the Seller with a copy of the applications as filed (except for any confidential portions thereof) and all approvals, denials, requests, notices, orders, opinions, correspondence and other documents with respect thereto, and (v) use its reasonable efforts to obtain all Governmental Approvals.

                  (b) The Seller shall, as soon as practicable following the date of this Agreement, prepare and file with the appropriate federal and state regulatory authorities notice of its intent to cease operation of the Branches and to consummate the transactions contemplated hereby and thereafter shall use its reasonable efforts to obtain any required permission or approval of such regulatory authorities to cease operating the Branches.

         3.2 Access. The Seller shall afford to the Purchaser and its authorized representatives, upon forty-eight (48) hours prior notice (or upon less prior notice as agreed by the parties), reasonable access to the employees, properties, books and records directly related to the Branches in order that the Purchaser, at Purchaser's sole expense, may have full opportunity to make a reasonable review and investigation of the Assets and the Assumed Liabilities at reasonable times during the Seller's regular business hours without materially interfering with the normal business and operations of the Branches or the affairs of the Seller. The Seller shall furnish the Purchaser with such information as to its business, operations and properties relating to the Branches as the Purchaser may, from time to time, reasonably request and as shall be available which is required for inclusion in all governmental applications necessary to effect the transactions contemplated hereby. Nothing in this Section 2.2 shall be deemed to require the Seller to breach any obligation of confidentiality or to reveal any proprietary information, trade secrets or marketing, business or strategic plans.

         3.3 Confidentiality. The Purchaser shall, and shall cause its directors, officers, employees, agents and representatives to, hold in strict confidence and not disclose to any other person or entity without the prior written consent of the Seller (a) the terms of this Agreement, and (b) all information received by the Purchaser or its directors, officers, employees, agents or representatives from or with respect to the Seller, the Branches, the Assets, the Assumed Liabilities, the customers or the transactions contemplated hereby, except such information (i) as may be publicly available other than through a breach of this Agreement or the wrongful dissemination of such information by the Purchaser or its directors, officers, employees, agents or representatives, (ii) as may be required to be disclosed by applicable law or regulation, or (iii) as required to obtain the Government Approvals provided that Purchaser may make such information available to its agents, attorneys and representatives and the agents, attorneys and representatives of financial institutions providing financing to Purchaser who agree to keep such information in strict confidence and to use such information only in connection with providing such financing to Purchaser. The Seller and the Purchaser agree that neither shall issue any news or press release nor provide information to any reporter or the media regarding this Agreement or the transactions contemplated hereby, except as is required by applicable law, without obtaining the prior approval of the other party. In addition to the foregoing, the Seller and the Purchaser are parties to a separate confidentiality agreement relating to the Branches and the transactions contemplated hereby which shall remain binding upon the parties and in full force and effect in accordance with its terms (the "Confidentiality Agreement").

         3.4 Conversion of Accounts; Transfer and Delivery of Assets and Deposit Liabilities.

                  (a) Prior to the Closing Date, the Purchaser shall assure Seller that its data processing systems are capable of receiving the Assets and the Deposit Liabilities on the Closing Date. Seller and Purchaser shall cooperate in good faith to assure an orderly transition of ownership of the Assets and Assumed Liabilities to Purchaser.

                  (b) Commencing promptly following the date hereof, appropriate personnel of Seller and Purchaser shall meet to discuss and draft a mutually acceptable transition plan covering operational aspects of the transition consistent with the terms of this Agreement, including handling and settlement of the following, as applicable: checks on deposit accounts and home credit line accounts, loan payments, direct deposits and direct debits through ACH or otherwise, point of sale transactions, ATM transactions, error resolution matters pursuant to Regulations E and Z of the Federal Reserve Board, miscellaneous account adjustments, daily settlement, and other settlement and transition items. The parties shall have the transition plan completed thirty (30) calendar days from the date hereof.

                  (c)      On the Closing Date, the Seller shall:

                           (i) deliver to the Purchaser such of the Assets as shall be capable of physical delivery;

                           (ii) execute, acknowledge and deliver to the Purchaser all such endorsements, assignments, bills of sale, deeds (which with respect to the Real Property shall be general warranty deeds) and other instruments of conveyance, assignment and transfer as, in the reasonable judgment of the Purchaser, shall be necessary and appropriate to consummate the sale and transfer of the Assets to the Purchaser and to vest in the Purchaser the legal and equitable title to the Assets, free and clear of all liens and encumbrances, except as otherwise permitted in this Agreement;

                           (iii)    assign, transfer and deliver to the
                                    Purchaser such of the following records
                                    pertaining to the Deposit Liabilities as exist and are available in whatever form or medium is maintained by the Seller:

                                    (A)      all orders, agreements and
                                             contracts between the Seller and
                                             depositors attributed to the
                                             Branches and records of similar
                                             character, including signature
                                             cards; and

                                    (B)      all records of account maintained
                                             for each depositor attributed to
                                             the Branches;

                           (iv) produce a bank statement for each of the Loans transferred and Deposit Liabilities assumed and mail, at its expense, a statement dated as of the day immediately prior to the Closing Date to the customer with respect to each of the Deposit Liabilities; and

                           (v)      assign, transfer and deliver to the
                                    Purchaser the promissory notes, security agreements, mortgages and related agreements and loan files relating to or evidencing all Loans to the extent the same exist and in whatever form or medium is maintained by the Seller.

         3.5 Retention of and Access to Files and Records Following the Closing Date.

                  (a) The Purchaser agrees that it shall maintain, preserve and safely keep, for as long as may be required by applicable law and in accordance with customary business practices, all of the files, books of account and records relating to the Branches (including, without limitation, the Assets and the Assumed Liabilities) transferred hereunder by Seller for the joint benefit of itself and the Seller, and that it shall permit the Seller and its employees and representatives, at any reasonable time during normal business hours and upon forty-eight hours prior notice and at the Seller's expense, to inspect, make extracts from or copies of any such files, books of account and records as the Seller shall deem reasonably necessary.

                  (b) In the event that some of the Seller's records concerning the Deposit Liabilities cannot reasonably be segregated from the Seller's records regarding accounts not transferred pursuant to this Agreement, the Seller shall not deliver such records to the Purchaser but shall maintain, preserve and safely keep such records for as long as may be required by applicable law. For such period as may be required by applicable law, the Seller shall provide research and account history services related to any such records to the Purchaser at the Purchaser's request. Such services shall be provided on the same service schedule as services then provided by the Seller to existing customers and the Purchaser shall pay the same rates for such services as the Seller then charges its existing customers. Such services do not include information required to be provided by Seller under Section 3.15.

                  (c) In the event that some of the Seller's records concerning the Excluded Loans cannot reasonably be segregated from the Purchaser's records regarding Loans transferred pursuant to this Agreement, the Purchaser shall maintain, preserve and safely keep such records for as long as may be required by applicable law. For such period as may be required by applicable law, the Purchaser shall provide research and account history services related to any such records to the Seller at the Seller's request and Seller shall pay the same rates for such services as Purchaser shall charge its then existing customers.

         3.6 Safekeeping. The Seller agrees to transfer and deliver to the Purchaser on the Closing Date all safe deposit box contents, including without limitation, cash, securities, papers, valuables and other items (collectively, "Safekeeping Items"), held by the Seller in safekeeping for its customers at the Branches, together with all records relating thereto (in whatever form or medium is maintained by the Seller). The Purchaser agrees to assume, honor and discharge, from and after the Closing Date, the duties and obligations of the Seller with respect to such safe deposit boxes and the Safekeeping Items and shall be entitled to any right or benefit arising from such safekeeping business from and after the Closing Date. The Purchaser agrees to execute as of the Closing Date a receipt for such Safekeeping Items.

         3.7      Employees.

                  (a) The active employees of the Seller who are assigned to the Branches as of the Closing Date (the "Employees") shall, as of the Closing Date, be terminated by the Seller and become employees-at-will of the Purchaser at the base salary at least equivalent to the rate of base salary paid by the Seller to each of the Employees on the day immediately preceding the Closing Date. The Seller shall be responsible for the filing of Forms W-2 with the Internal Revenue Service and all required filings with state tax authorities with respect to wages and benefits paid to each such employee for all periods ending prior to the Closing Date.

                  (b) Immediately following the Closing, the Purchaser shall make available to the Employees substantially the same employee benefits on substantially the same terms and conditions as the Purchaser offers to its similarly situated employees. Years of service of each of the Employees with the Seller, and any predecessors, prior to the Closing shall be credited for purposes of (i) eligibility under the Purchaser's employee welfare benefit plans, and (ii) eligibility and vesting, but not for purposes of benefit accrual or contributions, under all other employee benefit plans of the Purchaser, including, without limitation, all pension, retirement, profit sharing, 401(k) and employee stock ownership plans. The Seller shall be responsible for and pay all salary, compensation and employee benefits (including, without limitation, vacation, sick, personal and other paid time off), and all payroll taxes in connection therewith, for the Employees accrued, owned or earned for all periods prior to the Closing Date. The Purchaser shall be responsible for and pay all salary, compensation and employee benefits (including, without limitation, vacation, sick personal and other paid time off), and all payroll taxes in connection therewith, for the Employees accrued, owned or earned for all periods on and after the Closing Date.

                  (c) In accordance with the provisions of the Health Insurance Portability and Accountability Act ("HIPAA") and the terms of the Purchaser's group health, hospitalization, medical, dental and disability plans (collectively, the "Purchaser's Plans"), the Employees who become participants in the Purchaser's Plans shall be given "creditable coverage" credit for their coverage under the Seller's group health, hospitalization, medical, dental and disability plans under the pre-existing condition limitation provisions of the Purchaser's Plans. In addition, if a condition was not a "pre-existing condition" for a participant in the Seller's group health, hospitalization, medical, dental and disability plans, then it shall not be considered to be a pre-existing condition under the Purchaser's Plans; provided, however, that if an Employee's condition is being excluded as a pre-existing condition under the relevant Seller's plan of the Closing Date, then the Purchaser may treat such condition as a pre-existing condition under the relevant Purchaser's Plan for the period such condition would have been treated as a pre-existing condition under the Seller's plan.

                  (d) With respect to any Employee on short term disability or temporary leave of absence, upon conclusion of his or her short term disability or temporary leave of absence, subject to the terms and conditions of the applicable plans and policies of the Purchaser and applicable law, each Employee on such disability or leave shall receive the salary and vacation benefits effective when he or she went on disability or leave and, to the extent practicable, shall be offered by the Purchaser the same or a substantially equivalent position to his or her position with the Seller.

                  (e) The Purchaser shall pay all severance obligations arising out of the termination of any Employee's employment after the Closing Date in accordance with Purchaser's severance plans, policies and procedures with the period of years of service with the Seller credited towards the calculation of severance benefits paid by the Purchaser; provided, however, that if, before the one year anniversary of the Closing Date, any Employee experiences a reduction in base salary, a worksite relocation of more than 30 miles or a termination of employment by Purchaser for any reason other than cause (as defined generally by Purchaser's personnel policies and procedures), such Employee shall be entitled to severance pay in an amount at least equivalent to the severance pay the Employee would have received under the Seller's severance plans, policies and procedures had such Employee been eligible for payments thereunder.

                  (f) Seller will comply with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), for all of Seller's former employees and other qualifying beneficiaries for whom COBRA qualifying events occurred before or coincident with the Closing Date and Purchaser shall have no responsibility for any such coverage. Seller shall indemnify and hold Purchaser harmless from all Losses arising as a result of any alleged violation of the Workers Adjustment and Retraining Notification Act to which Seller is subject or is alleged to be subject.

         3.8 Payment of Items After the Closing Date. Following the Closing
Date.

                  (a) The Purchaser agrees to pay in accordance with applicable law and customary banking practices all properly drawn and presented checks, drafts and withdrawal orders presented to the Purchaser by mail, over the counter or through the check clearing system of the banking industry by depositors related to the Deposit Liabilities, whether drawn on the checks, withdrawal or draft forms provided by the Seller or by the Purchaser, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of the Seller with respect to the balances due and owing to the depositors with respect to whom the Purchaser has assumed the Deposit Liabilities. The Purchaser's obligations hereunder to honor checks, drafts and withdrawal orders on forms provided by Seller and carrying Seller's imprint (including name and transit routing number) shall not apply to any such check, draft or withdrawal order presented to the Purchaser more than sixty (60) days following the Closing Date.

                  (b) If any of such depositors, instead of accepting the obligation of the Purchaser to pay the Deposit Liabilities, shall demand payment for all or any part of any such Deposit Liabilities, the Seller shall not be liable or responsible for making such payment.

                  (c) After the Closing, the Seller shall have the rights and obligations of a "Collecting bank" or "Intermediary bank" under Article 4 of the Uniform Commercial Code as adopted in Indiana Code Section 26-1-4 et seq., with respect to items drawn on the Deposit Liabilities which are received by Seller for processing. Items received for processing against the Deposit Liabilities shall be grouped and delivered to the Purchaser within the time limits provided by the Indiana Uniform Commercial Code in a special cash letter separately identified as "Transferred Accounts Cash Letter." For purposes of paying the Purchaser's obligations to the Seller under this Section 3.8, the Purchaser will establish a settlement account with the Seller at the Closing Date in a collected amount equal to One Hundred Thousand Dollars ($100,000), which amount shall be maintained by the Purchaser for a period of sixty (60) days following the Closing Date, against which will be (i) debited the checks, returns, ACH charges or debits and items hereafter referred to in this sentence, and (ii) charged amounts in accordance with this Section 3.8(c) to provide, among other things, for the settlement by the Purchaser of checks, ACH charges or debits, returns and items which are presented to the Seller within sixty (60) days after the Closing Date and which are drawn on or chargeable to Deposit Liabilities transferred to the Purchaser. After the expiration of such 60-day period following the Closing Date, the Seller shall dishonor all checks, drafts, withdrawal orders and other instruments and items drawn on the Deposit Liabilities which are presented in any manner to the Seller, unless the Seller and the Purchaser agree to extend such 60-day period and extend the provision for a settlement account as necessary. The Purchaser agrees to arrange for the transportation directly and to pay the expenses of transporting from the Seller to the Purchaser all checks, drafts, orders of withdrawal, cash letters, magnetic tapes and other items related to the Seller's receipt of items relating to the Deposit Liabilities after the Closing Date. Such transportation expenses may be charged against the settlement account of the Purchaser.

                  (d) Seller will transfer to Purchaser not later than the Closing Date all of those Automated Clearing House ("ACH") and FedWire direct deposit arrangements related (by agreement or other standing arrangement) to Deposits. As soon as practicable after the receipt of all Regulatory Approvals (except for the expiration of statutory waiting periods), Seller will deliver to Purchaser a listing in Seller's format, as applicable, of all such direct deposit records which Seller, in the exercise of all reasonable efforts, are able to identify. In connection with the obligations under Section 3.4(b), Purchaser and Seller shall cooperate in good faith (i) to determine the method and timing for remitting to Purchaser and settling, for up to a sixty (60) day period following the Closing Date ACH direct deposits and FedWire direct deposits relating to accounts constituting Deposits, as well as such other matters relating thereto as may be necessary or advisable for purposes of assuring an orderly transition of ownership of the Deposit Liabilities to Purchaser hereunder, and (ii) to determine the method and timing for remitting to Seller and settling, for up to a sixty (60) day period following the Closing Date, ACH direct deposits and FedWire direct deposits relating to deposit accounts of Seller that are not Deposits, but which transactions are nonetheless routed to Purchaser, as well as such other matters relating thereto as may be necessary or advisable for purposes of assuring the orderly processing of transactions routed to Purchaser that relate to deposit accounts of Seller that are not Deposits.

                  (e) As soon as practicable after the receipt of all Regulatory Approvals (except for the expiration of statutory waiting periods), and after the notice provided in Section 3.10(a), Purchaser, at its sole cost and expense, will send appropriate notice to all customers having accounts constituting Deposits the terms of which provide for direct debit of such accounts by third parties, a list of which accounts Seller will provide to Purchaser prior to such time, instructing such customers concerning transfer of customer direct debit authorizations from Seller to Purchaser. Seller shall cooperate in soliciting the transfer of such authorizations. Such notice shall be in a form agreed to by the parties acting in good faith, and approved by Seller. In connection with the obligations under Section 3.4(b), Purchaser and Seller shall cooperate in good faith, (i) to determine the method and timing for forwarding to Purchaser and settling, for up to a sixty (60) day period following the Closing Date all direct debits relating to accounts constituting Deposits, as well as such other matters relating thereto as may be necessary or advisable for purposes of assuring an orderly transition of ownership of the Deposit Liabilities to Purchaser hereunder, and (ii) to determine the method and timing for forwarding to Seller and settling, for up to a sixty (60) day period following the Closing Date all direct debits relating to deposit accounts of Seller that are not Deposits, but which transactions are nonetheless routed to Purchaser, as well as such other matters relating thereto as may be necessary or advisable for purposes of assuring the orderly processing of transactions routed to Purchaser that relate to deposit accounts of Seller that are not Deposits.

                  (f)      The Purchaser agrees to pay promptly to the Seller
                           (i) an amount equal to the amount of any checks, drafts and withdrawal orders credited by the Seller before the Closing Date with respect to any of the Deposit Liabilities that are properly returned to the Seller unpaid after the Closing Date, and (ii) for a period not to exceed thirty (30) days from the Closing Date, an amount equal to the amount of any checks, drafts and withdrawal orders credited by the Seller after the Closing Date with respect to any of the Deposit Liabilities that are properly returned to the Seller unpaid after the Closing Date. Upon receipt thereof, the Seller shall immediately forward any such check, draft, withdrawal order or other item to the Purchaser, and subject to the time limitations referenced herein, the Purchaser shall remit to the Seller the amount of each such check, draft, withdrawal order and other item.

         3.9      Loan Payments and Information Received After the Closing Date.

                  (a)      Following the Closing Date, the Seller agrees:

                           (i) to credit promptly, to a deposit account of the Purchaser maintained with the Seller, an amount equal to any payments which are received by the Seller on or after the Closing Date that relate to the Loans;

                           (ii) to provide promptly, whether electronically or by other means, a report containing sufficient information, to the extent such information is available to the Seller, so that any such payments credited to the Purchaser may be properly applied; and

                           (iii) to forward promptly, whether electronically or by other means, to the Purchaser copies of all notices or other correspondence received on or after the Closing Date that relate to the Deposit Liabilities, the Loans or any of the other Assets.

                  (b) The Purchaser shall have forty-five (45) days following the Closing to notify the Seller in writing of any Loan that should have been excluded at the Closing from the Assets under Section 1.4 hereof. If such Loan is properly excluded from the Assets, the Seller agrees to promptly repurchase such Loan for an amount equal to the amount paid therefor by the Purchaser.

                  (c) The Purchaser shall be liable for all returned checks representing payments received by the Seller on, prior to or after the Closing Date on any Loan.

                           The Seller shall promptly deliver each such returned check received by it to the Purchaser, and the Purchaser shall promptly pay to the Seller the face amount thereof.

3.10     Notices to Customers.

                  (a) Not earlier than September 6, 2005 nor later than thirty (30) days prior to the Closing Date (or such other time as may be required by law), Seller and Purchaser shall jointly notify customers with Deposits that, subject to the terms and conditions of this Agreement, Purchaser will be assuming all Deposits and each of Seller and Purchaser shall join in providing where appropriate, all notices to customers of the Branches and all other persons as Seller or Purchaser as the case may be, is or are required to give under applicable law or the terms of any agreements between Seller and any customer in connection with the transactions contemplated hereby. No earlier than September 6, 2005, Purchaser may communicate with and deliver information to depositors and other customers of the Branches concerning this Agreement and the business of Purchaser. Upon the request of Purchaser, Seller will provide reasonable assistance to Purchaser in mailing or causing to be mailed such communications. Purchaser and Seller shall jointly approve in good faith the content of all notices and communications under this Section 3.10 prior to the distribution of any such notices and communications.

                  (b) A party proposing to send or publish any notice or communication pursuant to this Section 3.10 shall furnish to the other party a copy of the proposed form of such notice or communication at least five
                           (5) days in advance of the proposed date of the first mailing, posting, or other dissemination thereof to customers, and shall incorporate any changes in such notice as the other party reasonably proposes as necessary to comply with applicable law or which the other party reasonably requests for any proper business purpose. All joint notices or communications shall be sent at the sole cost and expense of the Purchaser.

                  (c) Without limiting the generality of the foregoing, Seller shall send, or permit Purchaser to send, on Purchaser's behalf and at Purchaser's sole cost and expense, such notices to customers as are reasonably requested by Purchaser, subject to the timing restrictions in Section 3.10(a).

3.11     Notices to Obligors on Loans.

                  (a) Purchaser shall no earlier than September 6, 2005 nor later than fifteen (15) days prior to the Closing Date prepare and transmit, at Purchaser's sole cost and expense, to each obligor on each Loan, a notice in a form satisfying all legal requirements and reasonably acceptable to Seller to the effect that the Loan will be transferred to Purchaser and directing that payments be made after the Closing Date to Purchaser at any address of Purchaser specified by Purchaser, with Purchaser's name as payee on any checks or other instruments used to make as payments, and, with respect to all such Loans on which payment notices or coupon books have been issued, to issue new notices or coupon books reflecting the name and address of Purchaser as the person to whom and the place at which payments are to be made.

                  (b) To the extent that any of the Loans transferred from Seller to Purchaser involve a transfer of servicing as defined and governed by the Real Estate Settlement Procedure Act (12 U.S.C. Section 2601 et seq.), Seller and Purchaser will jointly coordinate and share equally the cost and expense of any appropriate required customer notices, provided that no such notices shall be sent prior to September 6, 2005.

         3.12 Seller Signage and Other Identification. On the Closing Date, the Purchaser, at its expense, shall substitute its name and logo for the name and logo of the Seller on the public signs at the Branches and shall cover, dismantle, or discontinue the use of and make available to the Seller at the Branches all signs which carry the name or logo of the Seller. The Seller agrees, at its expense, to remove from the Branches as promptly as practicable after the Closing Date such signs. The Purchaser agrees to replace reasonably promptly all written, printed and electronic materials bearing the Seller's or any of its affiliate's name and/or logo used at the Branches with written, printed or electronic materials bearing the Purchaser's name and/or logo (or such name or logo as shall be utilized by Purchaser in connection with its operation of the Branches), including, without limitation, coupon books for Loans, stationery, forms and marketing, advertising and other materials or brochures. All such materials so replaced shall be removed by the Seller, at its expense, from the Branches as promptly as practicable after the Closing Date.

         3.13 Right to Intervene. In the event that any claim, demand, suit or other proceeding is instituted or threatened against the Purchaser relating to this Agreement, the Assets or the Assumed Liabilities, the Seller shall have the right, at its discretion and expense, to intervene in such matter, and the Purchaser hereby agrees to give prompt and prior notice thereof to the Seller and consents to such intervention.

         3.14     Assumption of Risks.

                  (a) If any of the Real Property, Leased Property or the Fixed Assets shall be destroyed or materially damaged by fire, wind, water or other casualty prior to the Closing Date and shall not have insurance coverage which in the reasonable determination of the Purchaser is sufficient to repair or replace such Real Property, Leased Property or Fixed Assets, the Purchaser shall have the right to terminate this Agreement with regard to the affected Real Property, Leased Property or Fixed Assets or to accept the affected Real Property, Leased Property or Fixed Assets as destroyed or damaged, together with any rights of the Seller under any lease related thereto and to receive insurance proceeds with respect to such destroyed or damaged Real Property, Leased Property or Fixed Assets or to exercise any other rights of Seller under any applicable lease.

         (b) On and after the Closing Date, the Seller shall discontinue all casualty, liability and other insurance coverage maintained with respect to the Branches and the Assets, and shall discontinue providing any security for persons and property at the Branches; provided, however, that the Seller may, at its sole option, continue to maintain insurance coverage relating to events occurring prior to the Closing Date. The Purchaser shall be solely responsible for all losses and liability claims, security and insurance protection for the Branches and their operation for all periods beginning on and after the Closing Date. Prior to the Closing Date, risk of loss shall be the responsibility of Seller and on and after the Closing Date, risk of loss shall be the responsibility of the Purchaser.

         (c) On and after the Closing Date, the Purchaser shall maintain adequate insurance with respect to the losses described in (b) above and otherwise with respect to the operation of the Branches.

         3.15 Information Reporting. With respect to the Loans purchased and the Deposit Liabilities assumed by the Purchaser pursuant to this Agreement, (i) the Purchaser agrees to report to the customer and to the Internal Revenue Service (and any state or local taxing authority as required) all interest and other amounts paid or earned by the Seller and the applicable customer during the entire year in which the Closing Date occurs, and (ii) the Seller agrees to provide the Purchaser with information about the Deposit Liabilities and the Loans through the close of business on the day immediately preceding the Closing Date necessary for the Purchaser to comply with the requirements of this Section 2.14; and the Seller shall have no responsibility or obligation to provide such information to any customer or the Internal Revenue Service or any state or local taxing authority.

         3.16 Environmental Study. Seller has provided Purchaser with copies of any Phase I environmental site assessments or Phase II environmental reports, or any similar reports, for the Real Property or Leased Property possessed by Seller. Within thirty (30) days after the date of this Agreement, the Purchaser may, at the Purchaser's sole cost and expense, obtain a completed Phase I environmental site assessment ("Phase I") of any and all Real Property or Leased Property conducted by an independent environmental investigation and testing firm selected by the Purchaser and reasonably acceptable to the Seller. In the event the Phase I discloses any potential environmental condition that in the reasonable belief of the Purchaser warrants further review or investigation, the Purchaser shall give notice of the same to the Seller within such thirty (30) day period with respect to the specific Real Property or Leased Property involved. The Purchaser shall purchase, or assume the lease for, any and all Real Property or Leased Property, as the case may be, for which specific notice is not provided within such thirty (30) day period. Upon giving the notice required hereby, the Purchaser may, within an additional forty-five (45) day period obtain a completed Phase II environmental report ("Phase II") by the same environmental investigation and testing firm that prepared the Phase I report; provided, however, that all testing and sampling conducted by such firm shall be agreed upon in advance by both the Purchaser and the Seller. All costs and expenses associated with the Phase II testing and report shall be divided equally between the Purchaser and the Seller. The Purchaser shall purchase, or assume the Lease of, any and all Real Property or Leased Property, as the case may be, for which (a) the Phase I or Phase II report reveals potential levels of environmental contaminants not in excess of federal or state action limits, or (b) the Purchaser shall have been provided confirmation from governmental authorities with applicable jurisdiction that no action is required. If the Phase II report reveals levels of environmental contaminants in excess of federal or state action limits on any Real Property, the Purchaser may purchase such Real Property on terms and conditions mutually agreeable to the Purchaser and the Seller. In the event that the Purchaser and the Seller fail to reach such agreement within seventy-five (75) days following the date of this Agreement, the Purchaser shall lease any such Real Property on terms and conditions mutually agreeable to the Purchaser and the Seller. The Purchaser and its employees, agents and representatives shall hold the contents of all Phase I or Phase II reports confidential and disclose the contents thereof only with the prior written consent of the Seller or as may be required under applicable law. The Purchaser shall provide copies of the Phase I and Phase II reports, if any, obtained by Purchaser to the Seller within the time periods required above for obtaining the same.

         3.17 Cooperation and Further Assurances. Each party agrees that on and before the Closing Date (a) it shall cooperate with the other in accomplishing the terms and conditions of this Agreement, and (b) at any time and from time to time after the Closing Date, it shall execute and deliver to the other party such further instruments, agreements and documents as the other party may reasonably request to give effect to the transactions contemplated by this Agreement.

         3.18 Condition of Assets. The Purchaser has inspected the Fixed Assets and the Real Property, observed their physical characteristics and existing conditions and has been afforded the opportunity to conduct such inspection, investigation and study on and of the Fixed Assets and the Real Property as it deems necessary for the purpose of acquiring the Fixed Assets and the Real Property for the Purchaser's intended use. On and after the Closing Date, the Purchaser hereby waives any and all objections to or claims with respect to any and all physical characteristics and existing conditions of the Fixed Assets and the Real Property. The Purchaser further acknowledges and agrees that the Fixed Assets and the Real Property are to be transferred, assigned, sold and conveyed to, and purchased and accepted by, the Purchaser in their present condition "AS IS, WHERE IS" and without any representations or warranties other than as expressly stated in this Agreement.

         3.19     Customers.

         (a) Immediately following the Closing, the Purchaser shall take all actions necessary to effectuate its succession to and purchase and assumption of the Assets and the Assumed Liabilities; provided, however, that the Purchaser understands and agrees that the Seller does not make in this

                  Agreement, and has not otherwise made, any representation, warranty, covenant, agreement or assurance that any of the customers attributed to the Branches will become or continue to be customers of the Purchaser, the same being at the sole discretion of such customers.

         (b) The Purchaser understands and agrees that the Seller does not make in this Agreement, and has not otherwise made, any representation, warranty, covenant, agreement or assurance with respect to or relating in any manner to the credit risk or creditworthiness of any obligor or guarantor under, or the collectibility of, any of the Loans or the value of any collateral, chattel or asset securing any of the Loans.

         3.20 Conduct of Business Pending Closing Date. From the date of this Agreement and until the earlier of the Closing Date or the termination of this Agreement, the Seller shall:

         (a) conduct business at the Branches in the ordinary course substantially in the manner as conducted on the date of this Agreement, except for activities or transactions contemplated by this Agreement;

         (b) not take any action or fail to take any action outside of the ordinary course of business which will materially and adversely affect the business relationship of the customers attributed to the Branches with the Seller;

         (c) except as set forth in Exhibit 2.19 hereto, not grant any increase in pay or benefits to any of the Employees of the Branches;

         (d) not enter into any employment, severance or similar agreement with any of the Employees of the Branches;

         (e) not hire any new employees at the Branches or transfer any employees to the Branches (i) except as is reasonably necessary in the Seller's business judgment to operate the Branches, or (ii) otherwise with the prior written consent of the Purchaser;

         (f) continue to have the right and ability to terminate, with or without cause, any Employees of the Seller assigned to the Branches prior to the Closing Date; and

         (g) cooperate with, and assist, Purchaser in the orderly transition of the Branches to Purchaser.

         3.21 Title Matters.

         (a) The Seller, at its sole expense, shall deliver to the Purchaser not later than thirty (30) days after the date hereof, with respect to each of the parcels of Real Property owned by Seller, commitments for issuance of ALTA

                  Owner's Policies of Title Insurance (collectively, the "Title Commitments" and individually, a "Title Commitment") dated subsequent to the date of this Agreement but prior to the Closing Date issued by a title company authorized to do business in Tennessee and in the following amounts:
                  $8,086,010.50, $222,281.68, $432,440.90, and $1,536,546.47.

         (b) Within ten (10) days after receipt by the Purchaser of Title Commitments, the Purchaser shall be entitled to give the Seller written notice of any defect disclosed in such Title Commitment that (i) is not an easement, right-of-way or restriction of record, if any, that does not materially interfere with the business or operation of the Branches, (ii) does not constitute unpaid taxes, assessments or charges not yet delinquent, or (iii) is not reasonably approved by the Purchaser.

         (c) If the notice referred to in (b) above is timely given by the Purchaser, the Seller shall, within ten (10) days of such notice, notify the Purchaser as to whether the Seller shall cure or remove any defect. If the Seller provides notice to the Purchaser that the Seller elects not to cure or remove any such defect, then the Seller and the Purchaser shall attempt to renegotiate the terms and conditions of the purchase of the affected Real Property. In the event the Seller and the Purchaser are unable to renegotiate such terms and conditions on terms acceptable to Purchaser within fifteen (15) days following the Purchaser's receipt of the Seller's notice that the Seller shall not cure or remove such defect, the Purchaser may terminate this Agreement.

         (d) The Seller shall cause the title company to update the Title Commitments as of the business day prior to the Closing Date. In the event that the updated Title Commitment as to any Real Property discloses any defect not included in the original Title Commitment, the procedure set forth in (b) and (c) above shall apply.

         3.22 Covenant Not to Compete and Agreement with Respect to Seller Solicitations. Seller hereby covenants and agrees that following the consummation of this transaction and for a period of three (3) years thereafter, neither it nor any of its affiliates will (a) open a de-novo branch, operate, control or otherwise have an interest in any financial institution, branch or similar facility that has a place of business within the Clarksville, Tennessee metropolitan statistical area, including specifically Montgomery County, Tennessee and Christian County, Kentucky (the "Restricted Area") or (b) establish an electronic funds transfer terminal, of any type or description, within the Restricted Area; provided, however, that the foregoing shall not prevent the Seller from merging with another financial institution which operates a banking facility within the Restricted Area so long as the main office of such institution is not in the Restricted Area. Seller further agrees that from the date of this Agreement and for a period of three (3) years following the Closing Date, the Seller shall not specifically solicit persons or entities who are customers of the Branches on the day immediately preceding the Closing Date;

provided, however, that the Seller shall not be restricted or prohibited from engaging in or using general mass mailings, telemarketing programs, newspaper, radio, television or print advertisements, the internet, the Seller's web site, electronic advertisements or communications and other types of communications that are directed to the general public, to existing or potential customers of the Seller generally or to persons defined by criteria other than solely their status as loan or deposit customers attributed to a Branches; and provided further, however, that this covenant shall not prohibit or restrict the Seller from soliciting or servicing persons, entities or customers (including loan and deposit customers attributed to the Branches) with respect to any products, services, desires, activities or relationships specifically excluded from the transactions contemplated hereby, including, without limitation, the products, services, activities or relationships referenced in Sections 1.4(c) and (d) of this Agreement. For a period of two (2) years following the Closing Date, Seller will not directly solicit for employment or hire any person who is now employed at the Branches and continues to be employed without interruption after the Closing Date (it being understood by the parties that advertising and other recruiting efforts aimed at the general public shall not violate the terms of this Agreement).

         3.23 Future Filings and Recordings. Following the Closing, the Purchaser shall, at its sole cost and expense, promptly make all filings and recordings with and otherwise take all other actions with respect to all governmental agencies or authorities and recorder's offices required by law or as the Purchaser may deem necessary or advisable to reflect its purchase of the Assets and assumption of the Assumed Liabilities and to reflect the Purchaser as the holder of all promissory notes and the secured party with respect to all liens, security interests, mortgages, certificates of title and other loan documents relating to the Loans.

         3.24 Certain Withholdings. On or before the Closing Date, the Seller shall deliver to the Purchaser a list of all customers who have received "B" or "C" notices issued by the Internal Revenue Service (the "IRS") relating to the Deposit Liabilities. On and after the Closing Date, the Seller shall promptly deliver to the Purchaser (a) any and all similar notices regarding the Deposit Liabilities received from the IRS, and (b) all notices received from the IRS releasing any governmental agency restrictions on such Deposit Liabilities. Any amounts required by any governmental agency to be withheld from any Deposit Liabilities (the "Withholding Obligations") and any related penalties imposed by any governmental agency will be handled as follows:

         (a) Any Withholding Obligation required to be remitted to the appropriate governmental agency on or prior to the Closing Date shall be withheld and remitted by the Seller, and any other Withholding Obligation withheld by the Seller prior to the Closing Date also shall be remitted by the Seller to the appropriate governmental agency on or prior to the time due;

         (b) Any Withholding Obligation required to be remitted to the appropriate governmental agency after the Closing Date and not withheld as set forth in Section 3.24(a) above shall be withheld and remitted by the Purchaser on or prior to the time such Withholding Obligation is due. Within five (5) days of receipt of any such notice by the Seller, the Seller shall notify the Purchaser, and the Purchaser shall comply with the applicable notification requirements;

         (c) Any penalties described on "B" notices from the IRS or any similar penalties which relate to the Deposit Liabilities shall be paid by the Seller promptly upon receipt of the notice, providing such penalty assessment resulted from the Seller's acts, policies or omissions prior to the Closing Date and any efforts to reduce such penalties shall be the responsibility of the Seller; and

         (d) Any penalties assessed due to information missing from information filings regarding the Deposit Liabilities which were due prior to the Closing Date, including without limitation 1099 forms, shall be paid by the Seller promptly upon receipt of the notice providing such penalty assessments resulting from the Seller's acts, policies or omissions, and any efforts to reduce such penalties shall be the responsibility of the Seller.

         3.25 Purchaser Financing.

         (a) The Purchaser's parent company, Greene County Bancshares, Inc. ("GCB"), shall, no later than August 8, 2005, (i) obtain financing commitments in the amount of at least Thirty Million Dollars ($30,000,000.00) (the "Secondary Financing") which shall be available to the Purchaser in order to achieve regulatory capital levels and ratios on a pro forma basis as reasonably may be required by the Federal Deposit Insurance Corporation, the Tennessee Department of Financial Institutions or any other state or federal banking regulatory agency (the "Required Regulatory Capital") and (ii) have entered into an enforceable agreement with the Purchaser for GCB to contribute the Required Regulatory Capital to the Purchaser concurrently with the consummation of this Agreement.

         (b) GCB intends to file a Registration Statement on Form S-3 (the "Registration Statement") for the purpose of registering shares of its common stock (the "Primary Financing") no later than August 5, 2005, the proceeds of which in part will be used to achieve the Required Regulatory Capital. In the event that (i) GCB shall not have filed the Registration Statement by August 5, or (ii) GCB receives notice from the Securities and Exchange Commission that it intends to "review" the Registration Statement, then within ten (10) business days of such notice GCB shall close upon the Secondary Financing, provide copies of the loan documentation related thereto to Seller, and have readily available to it the proceeds of the Secondary Financing.

         (c) In the event that the Registration Statement has not been declared effective by the Securities and Exchange Commission by September 26, 2005, then within five (5) business days of such date, unless already completed, GCB shall close upon the Secondary Financing, provide copies of the loan documentation related thereto to Seller, and have readily available to it the proceeds of the Secondary Financing.

         (d) In the event that the Primary Financing has not closed by September 30, 2005, in an amount necessary to achieve the Required Regulatory Capital, then within five (5) business days of such date, unless already completed, GCB shall close upon the Secondary Financing, provide copies of the loan documentation related thereto to Seller, and have readily available to it the proceeds of the Secondary Financing.

         (e) The amount of the Secondary Financing shall be increased, if necessary, to achieve the Required Regulatory Capital, and if the Secondary Financing has already been closed as contemplated by Section 3.25(b), (c) or (d) hereof, then the additional amount of the Secondary Financing shall be readily available within ten (10) business days of notice from the banking regulator that additional regulatory capital is required. Concurrently with the consummation of this Agreement GCB shall contribute to the Purchaser the Required Regulatory Capital.

         3.26 Brokerage Accounts and Employees. Seller and Purchaser shall each use their commercially reasonable efforts to transfer any joint employees of Seller and any brokerage company performing brokerage services at the Branches to the position of a joint employee of Purchaser and any brokerage company with which Purchaser has a joint employment relationship for its brokerage personnel. From the date of this Agreement through the Closing Date, Seller shall, and shall cause its affiliates, to use its, and their, reasonable best efforts to transfer the brokerage accounts and brokerage account agreements to UVEST Financial Services or such other brokerage company as Purchaser shall request.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER


         As an inducement to cause the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

         4.1 Corporate Organization. The Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America having its principal office in Evansville, Indiana. The Seller has the power and authority to (a) own the Assets and hold the Deposit Liabilities, (b) carry on its business at the Branches as presently conducted, (c) execute, deliver and perform this Agreement, and (d) effect the transactions contemplated hereby.

         4.2 Authorization. The execution, delivery and performance of this Agreement, and the other instruments, agreements and documents contemplated hereby by the Seller, and the consummation by the Seller of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement, and all other instruments, agreements and documents contemplated hereby executed and delivered by the Seller, have been duly executed and delivered by the Seller and constitute the valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, subject to the provisions of applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, receivership and conservatorship laws and all other laws relating to or affecting the enforcement of creditors' rights generally, now or hereafter in effect, and subject to public policy and general principles of equity.

         4.3 No Conflicts. Neither the execution, delivery or performance by the Seller of this Agreement or any of the other instruments, agreements or documents contemplated hereby nor the consummation by the Seller of the transactions contemplated hereby or thereby, does or will (after the giving of notice, the lapse of time or otherwise) violate, conflict with, result in a breach of or result in a default under (a) the Articles of Association or By-Laws of the Seller, (b) any provision of any promissory note, mortgage, indenture, lease or agreement, (c) any material agreement to which Seller is a party or by which Seller is bound, (d) any contract or agreement being assumed by Purchaser pursuant to the terms of this Agreement, or (e) any law, statute, rule or regulation or any decree or order of any court or governmental authority other than in connection with the Governmental Approvals.

         4.4 No Litigation. Except for suits, actions or proceedings involving the collection of delinquent accounts and garnishment proceedings in the ordinary course of business, there are no suits, actions, proceedings, arbitrations or mediations in any court or before any government agency or authority, arbitration panel or mediator pending or, to the knowledge of the Seller, threatened against or affecting the Assets or the Assumed Liabilities or which would prevent consummation of the transactions contemplated by this Agreement by the Seller.

         4.5 Assets.

         (a) The Seller has good and marketable title to the Assets free and clear of all liens, security interests and mortgages, other than (i) liens for unpaid taxes, assessments and charges not yet delinquent on the Real Property and the Fixed Assets,
                  (ii) liens required to be granted in connection with repurchase or reverse repurchase agreements, (iii) imperfections of title or other matters which do not materially detract from the current value or present use thereof, and (iv) with respect to the Real Property, easements, rights-of-way and other matters of record on the Closing Date, liens and other matters disclosed in the Title Commitments, zoning and land use laws and matters that would be shown by a survey of the Real Property which do not materially interfere with the business or operation of the Branches. Except as contemplated by this Agreement, the Seller has not sold, transferred, assigned or pledged any of the Assets.

         (b) There is no condemnation proceeding pending or, to the knowledge of the Seller, threatened which would preclude or impair the use of the Real Property as presently being used in the conduct of business of the Branches.

         (c) The Real Property and the Fixed Assets, taken as a whole, are in good operating condition and repair, giving consideration to their age and use and subject to ordinary wear and tear, and will be received by the Purchaser in "AS IS, WHERE IS" condition, with no warranties or guarantees by the Seller as to condition, future performance, fitness for a particular purpose, merchantability or otherwise, except those warranties related to title. The Fixed Assets and leasehold improvements are all of the material tangible assets owned or leased by Seller and used by it to conduct the business of the Branches as of the date hereof.

         (d) To the knowledge of the Seller, the operation of Branches does not violate any material zoning laws, building or fire codes or other laws, statutes, rules, regulations, ordinances or codes.

         (e) The leases, equipment leases and contracts listed on Exhibit 1.3(e) are in full force and effect and are fully transferable and assignable to Purchaser, and no consent of the lessor or another party is required to assign such lease, equipment lease or contract to Purchaser.

         4.6 Loans.

         (a) The Seller is the sole owner of each of the Loans, having good title thereto, with no participation therein having been sold; none of the Loans is pledged to a third party; the principal balance and amount of accrued but unpaid interest and fees of each of the Loans as shown on the Seller's books and records as of the close of business on the day immediately preceding the Closing Date will be true and correct; and each of the Loans (and all notes, other evidences of indebtedness, mortgages, loan agreements and security agreements associated therewith) are transferred to the Purchaser hereunder without recourse and without any representations or warranties as to the collectibility of the Loans, the value of the collateral securing the Loans or the creditworthiness of any Obligors (as hereinafter defined) of any Loans.

         (b) Each of the Loans was made in the ordinary course of business and is accruing interest in accordance with the respective terms thereof and was made, funded and remains in compliance with all applicable material laws, orders or regulations. To the knowledge of the Seller, except as set forth on Schedule 4.6(b), (i) each of the Loans is the legal, valid and binding obligation of the obligor, maker, co-maker, endorser or debtor (the

                  "Obligors") thereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership and conservatorship laws and all other laws relating to or affecting creditor's rights generally and to public policy and general principles of equity, (ii) each of the Loans is evidenced by notes, agreements, mortgages or other instruments which are legal, valid, binding and enforceable in accordance their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership and conservatorship laws and all other laws relating to or affecting creditor's rights generally and to public policy and general principles of equity, and (iii) no valid and legal defense, offset, counterclaim or set-off exists with respect to any of the Loans. The Seller may transfer or assign each of the Loans to Buyer without the approval or consent of any Obligor.

         (c) To the extent that a Loan is secured by a lien, security interest or mortgage naming the Seller as a secured party or mortgagee, such security interest or mortgage is legal, valid, binding and enforceable in accordance its terms and to the Seller's knowledge has the priority described in Seller's loan files, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership and conservatorship laws and all other laws relating to or affecting creditor's rights generally and to public policy and general principles of equity.

         4.7 Deposits. The balance of each deposit account included in the Deposit Liabilities as shown on the Seller's books and records as of the close of business on the day immediately preceding the Closing Date will be true and correct. All of the Deposit Liabilities are insured by the FDIC to the maximum extent provided by law. The Seller has the right to transfer or assign each of the Deposit Liabilities to the Purchaser, subject to any pledges, liens, judgments, court orders and restrictions on transfer.

         4.8 Compliance with Laws. To the knowledge of the Seller, the Seller has complied with all laws, statutes, rules and regulations applicable to the Real Property, the Fixed Assets, the Deposit Liabilities and the Loans. Seller has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act in the market served by the Branches, and has no knowledge of any planned or threatened objections by any community group to the transactions contemplated hereby. Seller is an "eligible depository institution" as defined in 12 C.F.R. Section 303.2(r).

         4.9 No Brokers, Etc. The Seller has not employed or retained any broker, or finder or investment banker or incurred any liability for any brokerage, finder's, investment banker's or similar fees, commissions or expenses in connection with this Agreement or the transactions contemplated hereby other than Stifel, Nicholas & Company, Inc. ("Stifel"). All fees, commissions, compensation and expenses of Stifel for its services rendered to the Seller shall be paid by the Seller.

         4.10 Environmental Matters. To the knowledge of the Seller, the Real Property (a) currently is and has in the past been owned and operated in compliance with all material applicable laws, statutes, rules and regulations relating to hazardous substances or materials and to the environment, and (b) currently is not and has in the past not been contaminated such that any remediation is or has been required by applicable law, statute, rule or regulation.

         4.11 Employment Contracts. Except as provided in Section 3.7(e) hereof, no employee of the Branches is a party to any individual contract with Seller for the employment of the employee or the provision of severance or change in control benefits.

         4.12 Consents and Approvals. Except for required regulatory approvals and third party consents set forth on Schedule 4.12, no consents, approvals, filings or registrations with any third party or any public body, agency or authority are required in connection with Seller's consummation of the transactions contemplated by this Agreement.


                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


         As an inducement to cause Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

         5.1 Corporate Organization. The Purchaser is a Tennessee state bank duly organized, validly existing and in good standing under the laws of Tennessee having its principal office in Greeneville, Tennessee. The Purchaser has the power and authority to (a) own the Assets being acquired hereunder and assume, perform, discharge and pay the Assumed Liabilities, (b) operate the Branches, (c) execute, deliver and perform this Agreement, and (d) effect the transactions contemplated hereby.

         5.2 Authorization. The execution and delivery of this Agreement, and all other instruments, agreements and documents contemplated hereby, by the Purchaser, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement, and all other instruments, agreements and documents contemplated hereby executed and delivered by the Purchaser, have been duly executed and delivered by the Purchaser and constitute the valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, subject to the provisions of applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, receivership and conservatorship laws and all other laws relating to or affecting the enforcement of creditors' rights generally, now or hereafter in effect, and subject to public policy and general principles of equity.

         5.3 No Conflicts. Neither the execution, delivery or performance by the Purchaser of this Agreement or any other instruments, agreements or documents contemplated hereby nor the consummation by the Purchaser of the transactions contemplated hereby or thereby does or will (after the giving of notice, the lapse of time or otherwise) violate, conflict with, result in a breach of or result in a default under (a) the Charter or Bylaws of the Purchaser, (b) any provision of any agreement or any other restriction to which Purchaser is a party or by which Purchaser or any of its properties is bound, or (c) any law, statute, rule or regulation or any decree or order of any court or governmental authority once the Governmental Approvals are obtained. No approval, authorization or consent of any third party (other than the regulatory approvals and consents referred to in Section 6.5 hereof) is necessary to enable the Purchaser to purchase the Assets and assume the Assumed Liabilities as contemplated by this Agreement or to enable the Purchaser otherwise to perform its obligations hereunder.

         5.4 No Litigation. There are no suits, actions, proceedings, arbitrations or mediations in any court or before any government agency or authority, arbitration panel or mediator pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser which would prevent consummation of the transactions contemplated by this Agreement by the Purchaser.

         5.5 Regulatory Matters. The Purchaser has received no notice or communication from any state or federal banking regulatory agency or authority indicating that such agency or authority would, and the Purchaser has no reason to believe any such agency or authority would, object to, or withhold any approval or consent necessary for, the consummation by the Purchaser of the transactions contemplated hereby. As of the date of this Agreement, there is no pending or, to the best of the Purchaser's knowledge, threatened legal or governmental proceedings against the Purchaser or any affiliate of the Purchaser that would affect the Purchaser's ability to obtain the regulatory approvals required in order to consummate the transactions contemplated hereby.

         5.6 No Brokers, Etc. The Purchaser has not employed or retained any broker, finder or investment banker or incurred any liability for any brokerage, finder's, investment banker's or similar fees, commissions or expenses in connection with this Agreement or the transactions contemplated hereby.

         5.7 Pro Forma Capital Requirements. The Purchaser is and, on a pro forma basis giving effect to the transactions and the financing/capital injection contemplated by the Purchaser, will be (a) at least "adequately capitalized", as defined for purposes of the Federal Deposit Insurance Act, and
(b) in compliance with all capital requirements, standards and ratios required by each state or federal regulator with jurisdiction over the Purchaser, including, without limitation, any such higher requirement, standard or ratio as shall apply to institutions engaging in the acquisition of insured institution deposits, assets or branches, and no such regulator is likely to, or has indicated that it will, condition any of the Government Approvals upon an increase in the Purchaser's capital or compliance with any capital requirement, standard or ratio.

         5.8 Antitrust. The Purchaser has no knowledge that it will be required to divest deposit liabilities, branches, loans or any business or line of business as a condition to the receipt of any of the Government Approvals.

         5.9 CRA Rating. The Purchaser was rated "Satisfactory" or "Outstanding" following its most recent Community Reinvestment Act examination by the regulator responsible for its supervision. The Purchaser has received no notice of and has no knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

         5.10 Operation of the Branches. Following the Closing, the Purchaser intends to continue to provide retail and business banking services in the geographical area served by the Branches.


                                   ARTICLE VI

                       CONDITIONS TO SELLER'S OBLIGATIONS


         The obligation of the Seller to consummate the transactions contemplated by this Agreement are conditioned upon the satisfaction, on or before the Closing Date, of each of the following conditions (all or any of which may be waived in whole or in part by the Seller, except for the conditions in Section 6.5, which cannot or will not be waived by the Seller):

         6.1 Representations and Warranties True. The representations and warranties of Purchaser contained in this Agreement that are qualified by materiality shall be true and correct on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date, and the representations and warranties of Purchaser contained in this Agreement that are not qualified as to materiality shall be true and correct in all material respects on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date (except that representations and warranties that speak as of date shall be true and correct as of such date).

         6.2 Covenants Performed. The Purchaser shall have performed and complied in all material respects with all obligations, covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         6.3 No Adverse Litigation. No claim, action, suit or proceeding shall be pending or threatened against the Purchaser or the Seller as of the Closing Date which might reasonably be expected to (a) materially and adversely affect the Branches, the Assets or the Assumed Liabilities, or (b) materially and adversely affect the transactions contemplated by this Agreement.

         6.4 Officer's Certificate. The Purchaser shall have delivered to the Seller a certificate of its Chairman, President or any Executive Vice President, dated as of the Closing Date, certifying to the satisfaction of each of the foregoing conditions.

         6.5 Regulatory Approvals. The Purchaser shall have received from the appropriate regulatory authorities all Governmental Approvals relating to (a) the transactions contemplated by this Agreement, and (b) the operation of the Branches by the Purchaser. The Seller shall not have been notified by any regulatory authority that the discontinued operation of the Branches by the Seller would be a violation of any law, statute, rule or regulation or any policy of any governmental authority.

         6.6 Closing Documents. The Purchaser shall have delivered to the Seller, in form and substance reasonably satisfactory to the Seller, (a) an Assignment and Assumption Agreement executed by the Purchaser pursuant to which the Purchaser shall assume and fully and timely perform, discharge and pay the Assumed Liabilities, (b) the receipt for the items in the safe deposit boxes contemplated by Section 3.6 hereof, and (c) all other agreements, instruments and documents executed by the Purchaser as are required by this Agreement to consummate the transactions contemplated hereby.

         6.7 Board Resolutions. The Purchaser shall have delivered to the Seller copies of the resolutions, certified by a duly authorized officer of the Purchaser, duly adopted by the Purchaser's Board of Directors authorizing and approving this Agreement and the agreements, instruments, documents and transactions contemplated hereby.

         6.8 Related Agreements. At or prior to the Closing, the Purchaser shall have executed and delivered to the Seller all agreements, instruments, documents and certificates contemplated by this Agreement required to be executed and delivered by the Purchaser.


                                   ARTICLE VII

                      CONDITIONS TO PURCHASER'S OBLIGATIONS


         The obligation of the Purchaser to consummate the transactions contemplated by this Agreement are conditioned upon the satisfaction, on or before the Closing Date, of each of the following conditions (all or any of which may be waived in whole or in part by the Purchaser, except for the conditions in Section 6.5, which cannot be waived by the Purchaser):

         7.1 Representations and Warranties True. The representations and warranties of Seller contained in this Agreement that are qualified by materiality shall be true and correct on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date, and the representations and warranties of Seller contained in this Agreement that are not qualified as to materiality shall be true and correct in all material respects on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date.

         7.2 Covenants Performed. The Seller shall have performed and complied in all material respects with all obligations, covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         7.3 No Adverse Litigation. No claim, action, suit or proceeding shall be pending or threatened against the Purchaser or the Seller as of the Closing Date which might reasonably be expected to (a) materially and adversely affect the Branches, the Assets or the Assumed Liabilities, or (b) materially and adversely affect the transactions contemplated by this Agreement.

         7.4 Officer's Certificate. The Seller shall have delivered to the Purchaser a certificate of its Chairman, President or any Executive Vice President, dated as of the Closing Date, certifying to the satisfaction of each of the foregoing conditions.

         7.5 Regulatory Approvals. The Purchaser shall have received from the appropriate regulatory authorities all Governmental Approvals relating to (a) the transactions contemplated by this Agreement, and (b) the operation of the Branches by the Purchaser. The Seller shall not have been notified by any regulatory authority that the discontinued operation of the Branches by the Seller would be a violation of any law, statute, rule or regulation or any policy of any governmental authority.

         7.6 Closing Documents. The Seller shall have delivered to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, (a) an Assignment and Assumption Agreement executed by the Seller pursuant to which the Seller shall assign the Assumed Liabilities to the Purchaser, (b) a Bill of Sale for the Fixed Assets, (c) Corporate Warranty Deeds for the Real Property, and (d) all other agreements, instruments and documents executed by the Seller as are required by this Agreement to consummate the transactions contemplated hereby.

         7.7 Board Resolutions. The Seller shall have delivered to the Purchaser copies of the resolutions, certified by a duly authorized officer of the Seller, duly adopted by the Seller's Board of Directors authorizing and approving this Agreement and the agreements, instruments, documents and transactions contemplated hereby.

         7.8 Related Agreements. At or prior to the Closing, the Seller shall have executed and delivered to the Purchaser all agreements, instruments, documents and certificates contemplated by this Agreement required to be executed and delivered by the Seller.

         7.9 Consents. Purchaser shall have received from Seller executed counterparts of the consents referred to in Section 4.12 hereof and all other consents required for the consummation of the transactions contemplated hereby, all of which shall be in form and substance reasonably satisfactory to Purchaser.

         7.10 No Seller Material Adverse Effect. There shall not have occurred and be continuing since the date of this Agreement, any change, condition, event or development that individually, or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the business, condition, assets, properties, rights, prospects or results of operations of the Branches or the ability of Seller to consummate the transactions contemplated hereby.


                                  ARTICLE VIII

                                   TERMINATION


         8.1 Methods of Termination. This Agreement and the transactions contemplated hereby may be terminated in any one of the following ways:

         (a) at any time on or before the Closing Date by the agreement in writing of the Purchaser and the Seller;

         (b) on the Closing Date by the Seller in writing if the conditions set forth in Article VI of this Agreement shall not have been satisfied or waived in writing by the Seller;

         (c) on the Closing Date by the Purchaser in writing if the conditions set forth in Article VII of this Agreement shall not have been satisfied or waived in writing by the Purchaser;

         (d) at any time on or before the Closing Date by the Purchaser or the Seller in writing if the other shall have breached any of its respective representations or warranties contained herein in any material respect or any of its respective covenants, agreements or obligations contained herein in any material respect, and such breach has not been cured by the earlier of
                  (i) fifteen (15) days after the giving of notice to the breaching party of such breach, or (ii) the Closing Date; provided, however, that neither party hereto may terminate this Agreement on account of its own breach hereof;

         (e) by either the Seller or the Purchaser in writing at any time after any of the regulatory authorities has denied any application, notice or request of the Purchaser for approval of the transactions contemplated hereby or has imposed a condition or requirement (other than regulatory capital levels or ratios) that is reasonably unacceptable to either party;

         (f) by the Seller in writing, at any time if the Purchaser or GCB shall have failed to take any of the actions contemplated by
                  Section 3.25 hereof; or

         (g) by either the Seller or the Purchaser in writing if the transactions contemplated hereby are not consummated on or before November 15, 2005, unless extended by a written agreement by the Seller and Purchaser; provided, however, that such date shall be extended to no later than November 30, 2005, to accommodate any applicable federal or state waiting periods.

         8.2 Procedure Upon Termination. In the event of termination pursuant to
Section 8.1 hereof, this Agreement shall thereupon terminate and be of no further force or effect immediately upon receipt of the written notice required hereby or, in the case of Section 8.1(d), upon the passage of fifteen (15) days following such notice if no cure of a breach has occurred. If this Agreement is terminated as provided herein:

         (a) each party shall (and shall cause its respective employees, agents and representatives to) return to the party furnishing the same all information, documents, work papers and other materials (regardless of whether the same is in printed, electronic or computerized form and including, without limitation, all copies and summaries thereof) of the other party or relating to the other party, its customers or employees or the transactions contemplated hereby, whether obtained before or after the execution hereof, and

         (b) all information received by either party hereto with respect to the business, operations and customers of the other party (except information which is available to the public or which has heretofore been or is hereafter filed as public information with any governmental authority, other than through a breach of this Agreement) shall not at any time be used for any business purpose by such party or disclosed by such party to any other person or entity.

The requirements of this Section 8.2 shall be deemed to survive the termination of this Agreement.

         8.3 Liabilities Upon Termination. In the event of the termination of this Agreement pursuant to the terms and provisions hereof, neither party hereto shall have any liability hereunder of any nature whatsoever to the other, including, without limitation, any liability for monetary damages; provided, however, that (a) the foregoing shall not preclude liability from attaching to a party who has intentionally breached or violated any of the provisions hereof, and (b) the termination of this Agreement shall not terminate or affect any of the provisions contained in Article VIII hereof or the agreements of the parties hereto with respect to confidentiality contained in Section 2.3 hereof and in the Confidentiality Agreement.

         8.4 Seller Break-up Fee.

         (a) The parties hereby acknowledge and agree that the Seller has committed and will commit substantial time, effort, resources and expenses, will forgo other opportunities in pursuing the transactions contemplated by this Agreement and would not enter into this Agreement unless Purchaser agreed to the provisions of this Section 8.4. Purchaser agrees that it shall pay in immediately available funds to the Seller a break-up fee in the amount of Seven Hundred and Fifty Thousand and No/100 Dollars

                  ($750,000.00), (the "Seller Break-up Fee"), in the event that the Seller terminates this Agreement pursuant to Section 8.1(f) hereof.

         (b) The Seller Break-up Fee shall be paid to the Seller within thirty (30) days of the occurrence of the event specified in
                  Section 8.4(a) hereof. If the Seller Break-up Fee is not paid as provided, then the Seller shall be entitled to recover interest at the highest prime rate set forth in The Wall Street Journal under the section entitled "Money Rates" on the unpaid amount of the Seller Break-up Fee from the time the Seller Break-up Fee is due until paid-in-full, together with all costs of collection thereof, including reasonable attorneys' fees and expenses.

         (c) Seller and Purchaser hereby acknowledge and agree that the Seller Break-up Fee shall compensate the Seller for (i) expenses incurred for attorneys, accountants, financial advisors and consultants of Seller in pursuing this Agreement and the transactions contemplated hereby, and (ii) Seller's management time and expense in investigating, analyzing, developing and pursuing this Agreement and the transactions contemplated hereby. Purchaser further acknowledges and agrees that the amount of the Seller Break-up Fee is fair, reasonable and not a penalty and that its obligation to pay the Break-up Fee shall survive any termination of this Agreement by the Seller and the Purchaser.


                                   ARTICLE IX

                                  MISCELLANEOUS


         9.1 Entire Agreement. This Agreement, the Exhibits hereto, the Confidentiality Agreement and the instruments, agreements, certificates and documents contemplated hereby supersede all other prior or contemporaneous understandings, commitments, representations, negotiations, discussions and agreements, whether oral or written or express or implied, between the parties hereto relating to the matters contemplated hereby and constitute the entire agreement between the parties hereto relating to the transactions contemplated hereby.

         9.2 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party may assign this Agreement without the prior written consent of the other party, except that no consent shall be required if this Agreement is assigned to any affiliate of either party or is assigned by operation of law pursuant to a statutory merger or share exchange involving either party.

         9.3 Amendment and Modification. The parties hereto may amend, modify or supplement this Agreement only by an agreement in writing executed by the Seller and the Purchaser.

         9.4 Waiver or Extension. Either party hereto may by an instrument in writing waive the performance by the other of any of the covenants or agreements to be performed by such other party under this Agreement; provided, however, that neither party may waive the requirement for obtaining the Governmental Approvals. The failure of either party hereto at any time to insist upon the strict performance of any covenant, agreement or provision of this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of such covenant, agreement or provision at a future time. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder.

         9.5 Payment of Expenses. Except as otherwise expressly provided in this Agreement, each party hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereunder. Except as otherwise expressly provided herein, all expenses, fees and costs (including, without limitation, filing fees) necessary for any Government Approvals or for any notice to depositors of the assumption of the Deposit Liabilities or to customers of the purchase of the Loans shall be paid by the Purchaser.

         9.6 Notices. All notices, requests and other communications hereunder shall be in writing (which shall include facsimile communication) and shall be deemed to have been duly given if (a) delivered by hand and receipted for, (b) sent by certified United States Mail, return receipt requested, first class postage pre-paid, (c) delivered by receipted overnight delivery service or (d) delivered by facsimile transmission if such fax is confirmed immediately thereafter by also mailing a copy of such notice, request or other communication by certified United States Mail, return receipt requested, first class postage pre-paid, as follows:

If to Seller to:                               with a copy to (which shall not
                                               constitute notice):

Jeffrey L. Knight, Esq.                        Michael J. Messaglia, Esq.
Executive Vice President,                      Krieg DeVault LLP
Corporate Secretary and General Counsel        One Indiana Square, Suite 2800
Old National Bancorp                           Indianapolis, Indiana  46204-2079
420 Main Street                                Telephone:  (317) 238-6249
Evansville, Indiana  47708                     Facsimile:  (317) 636-1507
Telephone:  (812) 464-1363
Facsimile:  (812) 464-1567

If to Seller to:                               with a copy to (which shall not
                                               constitute notice):

Stan Puckett                                   Bob F. Thompson, Esq.
Chief Executive Officer                        Bass, Berry & Sims PLC
Greene County Bank                             315 Deaderick Street, Suite 2700
100 North Main Street                          Nashville, TN  37238-3100
Greeneville, TN 37743-4992                     Telephone:  (615) 742-6262
Telephone: 423-639-5111                        Facsimile:  (615) 742-2762
Facsimile: 423-787-1235


or such substituted address or person as either party has given to the other in writing.

         All such notices, requests and other communications shall be effective
(a) if delivered by hand, when delivered, (b) if mailed in the manner provided herein, two (2) business days after deposit with the United States Postal Service, (c) if delivered by overnight express delivery service, on the next business day after deposit with such service, and (d) if by facsimile transmission, on the date indicated on the fax confirmation page of the sender if such fax also is confirmed by mail in the manner provided herein.

         9.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.

         9.8 Headings. The headings and defined terms in this Agreement have been inserted and used solely for ease of reference and shall not be considered in the interpretation, construction or enforcement of this Agreement.

         9.9 Governing Law. This Agreement (including, without limitation, any and all demands, controversies, claims, actions, causes of action, suits, proceedings and litigation between or among the parties hereto arising out of or relating to this Agreement or its breach, the construction of its terms or the interpretation of the rights and duties of the parties) shall be governed by and construed in accordance with the laws of the State of Indiana, without giving effect to any choice or conflict of law provisions, principles or rules (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.

         9.10 Severability. In case any one or more of the provisions (or any portion thereof) contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein.

         9.11 No Third-Party Rights. Nothing in this Agreement, expressed or implied, is intended to confer upon any person or entity, other than the parties hereto, or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.12 Construction. This Agreement is the product of negotiation by both parties hereto and shall be deemed to have been drafted by both parties hereto. This Agreement shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, either party.

         9.13 Certain References. Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa. All references to the masculine, feminine or neuter genders herein shall include any other gender, as the context requires.

         9.14 Exhibits. The exhibits attached hereto are incorporated into and made a part of this Agreement.

         9.15 Facsimile. This Agreement may be executed and delivered by either hereto party by facsimile transmission. For purposes of this Agreement, any signature page signed and transmitted by facsimile machine or telecopier shall be treated as an original document, and the signature of either party thereon, for purposes hereof, shall be considered as an original signature and the document transmitted shall be considered to have the same binding effect as an original signature on an original document. Neither party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile machine or telecopier in accordance with this Section as a defense to the enforcement of this Agreement, any amendment hereto or any other document contemplated hereby.

         9.16 Limitation on Damages. Notwithstanding anything in this Agreement to the contrary, in no event shall either party hereto be entitled to recover from the other party hereto special, punitive, incidental or consequential damages (including without limitation damages based upon lost profits or lost business opportunities) arising out of or relating to a breach by such other parties of any of its representations, warranties, covenants or obligations under this Agreement, even if the party in breach has been advised of the possibility of such damages.

         9.17 Survival of Representations, Warranties and Covenants. All representations and warranties of the Seller and the Purchaser, respectively, contained in this Agreement shall survive the Closing for one year. All covenants, obligations, agreements, understandings and acknowledgments of the Seller and the Purchaser, respectively, contained in this Agreement or in any certificate, instrument or other agreement or document contemplated hereby shall survive the Closing and shall continue to be in full force and effect following the Closing in accordance with this Agreement and any such certificate, instrument or other agreement or document.

         9.18 Definition of "Affiliates". For purposes of this Agreement, the term "affiliate" or "affiliates" shall mean with respect to the Seller or the Purchaser, as required by the context, any and all (a) direct and indirect parent corporations and subsidiaries of the Seller or the Purchaser,

(b) direct and indirect subsidiaries of the Seller's or the Purchaser's parent corporation, and (c) entities controlled by or controlling the Seller or the Purchaser.

         9.19 Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.


                                      * * *

         IN WITNESS WHEREOF, the parties hereto have made, entered into, executed and delivered this Agreement as of the day and year first above written.

                                                 OLD NATIONAL BANK


                                                 By: /s/ Christopher A. Wolking
                                                     ---------------------------

                                                 Printed: Christopher A. Wolking
                                                          ----------------------

                                                 Its: EVP & CFO
                                                      --------------------------


ATTEST:

By: /s/ Jeffrey L. Knight
    -----------------------------

Printed: Jeffrey L. Knight
         ------------------------

Its: Corporate Secretary
     ----------------------------


                                                 GREENE COUNTY BANK


                                                 By: /s/ Stan Puckett
                                                     ---------------------------

                                                 Printed: Stan Puckett
                                                          ----------------------

                                                 Its: Chairman & CEO
                                                      --------------------------
ATTEST:


By: /s/ Allen R. Jones
    -----------------------------

Printed: Allen R. Jones
         ------------------------

Its: Sr. V-P
     ----------------------------


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